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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Airspan Networks Inc. 2000 Employee Stock Purchase Plan of the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and of our reports dated April 11, 2000, with respect to the consolidated financial statements and schedule of Airspan Networks Inc included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-34514) of Airspan Networks Inc. filed with the Securities and Exchange Commission.

                                                 /s/ Ernst & Young

London, England
September 6, 2000